UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2011

TOP GEAR INC.
(Exact name of registrant as specified in its charter)

Delaware	333-168066	30-0473898
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

4063 Glencoe Ave., Suite A Marina Del Rey, CA	90292
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 862-3000

72 Yehudah HaMaccabi Street, Unit 11 Tel Aviv, Israel 61070
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (this “Report”) contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Such statements may include, but are not limited to, information related to: anticipated operating results; relationships with our merchants and subscribers; consumer demand; financial resources and condition; changes in revenues; changes in profitability; changes in accounting treatment; cost of sales; selling, general and administrative expenses; interest expense; the ability to produce the liquidity or enter into agreements to acquire the capital necessary to continue our operations and take advantage of opportunities; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Report. You should read this Report and the documents that we reference and file or furnish as exhibits to this Report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this report to “we,” “us,” “our,” “our Company,” or “the Company” are to the combined business of Top Gear Inc. and its consolidated subsidiaries.

In addition, unless the context otherwise requires and for the purposes of this Report only:

•	“Bergman” means Akiva Bergman our former Secretary, a former member of our Board of Directors and one of the Company’s principal stockholders prior to the Securities Exchange (as defined below);
•	“Closing Date” means November 8, 2011;
•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
•	“Luxeyard” refers to LY Retail, LLC, a Texas limited liability company doing business as Luxeyard.com;
•	“SEC” refers to the Securities and Exchange Commission;
•	“Securities Act” refers to the Securities Act of 1933, as amended;
•
“Shalom” means Omri Amos Shalom our former President and Chief Executive Officer, a former member of our Board of Directors and one of the Company’s principal stockholders prior to the Securities Exchange (as defined below);

•	“SpinCo” means TGRE SubCo, Inc., a Delaware corporation formed as a wholly owned subsidiary of Top Gear for the purposes of spinning out the operations of Top Gear; and
•	“Top Gear” refers to Top Gear Inc., a Delaware corporation.

INTRODUCTION

On November 8, 2011, we entered into a series of transactions pursuant to which we acquired Luxeyard, spun-out our prior operations to our former principal stockholders, directors and officers, and completed a private offering of our securities for an aggregate purchase price of approximately $630,000.  The following summarizes the foregoing transactions:

•
Acquisition of Luxeyard.  We acquired all of the membership interests of Luxeyard in exchange for the issuance of 1,785,294 shares of our common stock pursuant to a Securities Exchange Agreement between us, our former principal stockholders, Luxeyard and the former members of Luxeyard.  As a result of this transaction, Luxeyard became our wholly owned subsidiary and the former members of Luxeyard became our controlling stockholders.  The transaction was accounted for as a recapitalization effected by a securities exchange, wherein Luxeyard is considered the acquirer for accounting and financial reporting purposes.  For more information about the acquisition of Luxeyard, see “Item 1.01—Securities Exchange” and “Item 2.01—Description of Business—Our Corporate History and Background” of this Report.

•
Reorganization and Spin-Out of Top Gear Business.  Immediately prior to the acquisition of Luxeyard, we contributed substantially all of our assets to SpinCo, and, in exchange, SpinCo assumed all of our liabilities.  In addition, we transferred all of our ownership interest in SpinCo to Shalom and Bergman in exchange for the cancellation of a total of 7,000,000 shares of our common stock previously held by Shalom and Bergman.  For more information about the reorganization and spin-out of the Top Gear business, see “Item 1.01—Reorganization and Spin-Out” and “Item 2.01—Description of Business—Our Corporate History and Background” of this Report.

•
Financing Transaction.  Immediately following the acquisition of Luxeyard, we completed a private offering of units consisting of an aggregate of (i) 185,294 shares of our common stock, (ii) Series A warrants to purchase 92,647 shares of common stock which have a five-year term and a per share exercise price of $5.10, and (iii) Series B warrants to purchase 92,647 shares of common stock which have a five-year term and a per share exercise price of $10.20.  The aggregate purchase price of the units was approximately $630,000.  For more information on the financing transaction, see “Item 1.01—Financing Transaction” and “Item 2.01—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financing Transaction” of this Report.

As a result of the foregoing transactions, we are now a holding company operating through Luxeyard, an e-commerce marketplace that connects merchants to consumers by offering luxury goods and services at a discount.

From inception until we completed the Securities Exchange, our operations consisted of developing and commercializing a kosher certification service.  During that time, we had minimal revenue and our operations were limited primarily to capital formation, organization, and development of our business plan.  As such, we may be deemed a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).  To the extent that we are deemed to be a shell company, and in accordance with the requirements of Item 2.01(a)(f) of Form 8-K, this Report sets forth information that would be required if the Company was required to file a general form for registration of securities on Form 10 under the Exchange Act with respect to its common stock (which is the only class of the Company’s securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Securities Exchange).

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of Luxeyard

On the Closing Date, we entered into a Securities Exchange Agreement (the “Exchange Agreement”) with (i) Shalom and Bergman, (ii) Luxeyard and (iii) the former members of Luxeyard (the “Luxeyard Members”) pursuant to which we acquired all of the membership interests of Luxeyard from the Luxeyard Members in exchange for the issuance of 1,785,294 shares of our common stock to the Luxeyard Members (the “Securities Exchange”).  The shares issued to the Luxeyard members in the Securities Exchange constituted approximately 52.43% of our issued and outstanding shares of common stock as of and immediately after the consummation of the Securities Exchange.  As a result of the Securities Exchange, Luxeyard became our wholly owned subsidiary and Amir Mireskandari and Khaled Alattar, the former Luxeyard Members, became our principal stockholders.

The foregoing description of the Securities Exchange and Exchange Agreement is qualified in its entirety by reference to the provisions of the Exchange Agreement filed as Exhibit 2.1 to this Report, which is incorporated by reference herein.

Reorganization and Spin-Out of Top Gear Business

On the Closing Date and prior to the Securities Exchange, we (i) entered into a contribution and assumption agreement (the “Contribution and Assumption Agreement”) with SpinCo pursuant to which we contributed all of our assets to SpinCo and SpinCo assumed all of our debts and other liabilities (the “Reorganization”); and (ii) immediately following the Reorganization, we entered into an agreement of sale (the “Agreement of Sale”) with Shalom and Bergman pursuant to which we sold to Shalom and Bergman all of our interest in SpinCo in exchange for a total of 7,000,000 shares of our common stock held by Shalom and Bergman (the “Spin-Out”).  The shares of common stock acquired from Shalom and Bergman in the Spin-Out were cancelled following the Securities Exchange.

The foregoing description of the Reorganization and the Contribution and Assumption Agreement is qualified in its entirety by reference to the provisions of the Contribution and Assumption Agreement filed as Exhibit 10.1 to this Report, which is incorporated by reference herein.

The foregoing description of the Spin-Out and the Agreement of Sale is qualified in its entirety by reference to the provisions of the Agreement of Sale filed as Exhibit 10.2 to this Report, which is incorporated by reference herein.

Financing Transaction

On the Closing Date and immediately following the Securities Exchange, we completed a private offering (the “Offering”) of units consisting of an aggregate of (i) 185,294 shares of our common stock (the “Shares”), (ii) Series A warrants to purchase 92,647 shares of common stock which have a five-year term and an initial per share exercise price of $5.10, subject to adjustment as described below (the “Series A Warrants”), and (iii) Series B warrants to purchase 92,647 shares of common stock which have a five-year term and an initial per share exercise price of $10.20, subject to adjustment as described below (the “Series B Warrants”).  The price per unit was $3.40 for an aggregate purchase price of approximately $630,000 (the “Purchase Price”).  As described below, approximately $217,500 of the Purchase Price was paid via the delivery to the Company of promissory notes previously issued by Luxeyard to certain of its bridge investors (which such investors included the Luxeyard Members).

Subscription Agreement

The units were offered and sold to the subscribers in the Offering (each, a “Subscriber” and collectively the “Subscribers”) pursuant to a subscription agreement dated as of the Closing Date (the “Subscription Agreement”).

Exchange of Bridge Notes.  Certain of the Subscribers (each, a “Bridge Investor” and collectively the “Bridge Investors”) delivered promissory notes issued by Luxeyard prior to the Securities Exchange (each, a “Bridge Note” and collectively the “Bridge Notes”) as payment of such Bridge Investor’s purchase price for the units.  To the extent the principal amount of a Bridge Investor’s Bridge Note was greater than such Bridge Investor’s purchase price for the units, the Company, on behalf of Luxeyard, paid the remaining principal amount of such Bridge Note from the proceeds of the Offering.  Accordingly, Bridge Notes in the aggregate principal amount of $217,500 were exchanged for units in the Offering and the Company paid $62,500 of the remaining principal amount of the Bridge Notes to the Bridge Investors out of the proceeds from the Offering.  As a result, the Bridge Notes are deemed to be cancelled and are of no further force and effect.

Antidilution Protection.  Subject to certain exceptions, if at any time during the twelve (12) months following the closing of the Offering the Company issues or sells shares of its common stock at a price per share less than $5.10 (as adjusted for any stock dividend, stock split, stock combination or other similar transaction), the Company is required to promptly thereafter issue to each Subscriber following such new issuance that number of shares of its common stock equal to the greater of (I) zero and (II) the difference of (i) the quotient of (x) such Subscriber’s Purchase Price divided by (y) the price per share of the new issuance, less (ii) the number of shares of common stock previously issued to such Subscriber pursuant to the Subscription Agreement (as adjusted for any stock dividend, stock split, stock combination or other similar transaction).

Forward Split.   The Company intends to effectuate a 17:1 forward stock split of its common stock (the “Forward Split”) as soon as reasonably practicable following the closing of the Offering.  Accordingly, the equivalent price per share of the Shares immediately following the Forward Split shall be $0.20; (ii) the exercise price of the Series A Warrants immediately following the Forward Split (assuming no other adjustments to the exercise price of the Series A Warrants) shall be $0.30 per share; and (iii) the exercise price of the Series B Warrants immediately following the Forward Split (assuming no other adjustments to the exercise price of the Series B Warrants) shall be $0.60 per share.

Warrants

The Series A Warrants have a five-year term and are exercisable for an aggregate of 92,647 shares of our common stock at an initial per share exercise price of $5.10, subject to adjustment as set forth below.  The Series B Warrants have a five-year term and are exercisable for an aggregate of 92,647 shares of our common stock at an initial per share exercise price of $10.20, subject to adjustment as set forth below.

The exercise prices of the Series A Warrants and Series B Warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes.  In addition, subject to certain exceptions, if at any time after the Closing Date, the Company issues or sells any shares of its common stock at a price per share less than the exercise price of the applicable Warrant, then immediately after such new issuance, the exercise price of the applicable Warrant then in effect shall be reduced to an amount equal to the price per share of such new issuance.  If the Warrants are not registered with the Securities Act, the Warrants can be exercised on a cashless basis.

Registration Rights Agreement

On the Closing Date and in connection with Offering, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Subscribers granting the Subscribers piggy-back registration rights with respect to the Shares and the shares of common stock underlying the Warrants (the “Warrant Shares”).

Lock-Up Agreements

On the Closing Date and in connection with Offering, we entered into lock-up agreements (collectively, the “Lock-Up Agreements”) with each of Braden Richter, our newly appointed President and Chief Executive Officer and member of our Board of Directors, Kevin Walker, our newly appointed Chief Financial Officer, Chief Operating Officer and Secretary, Jerry Wilkerson, our newly appointed Chief Technology and Information Officer, Joshua Thompson, our newly appointed Chief Marketing Officer, and Khaled Alattar, one of our new principal stockholders, pursuant to which each of them agreed not to transfer any of our capital stock held directly or indirectly by them for an eighteen month period following the closing of the Offering.  In addition, we entered into a lock-up agreement  (the “Lock-Up/Leak-Out Agreement”) with Amir Mireskandari, our newly appointed Chairman of our Board of Directors and one of our new principal stockholders, pursuant to which he agreed not to transfer any of our capital stock held directly or indirectly by him for a nine month period following the closing of the Offering and for the nine months thereafter to limit any transfers to 50,000 shares of common stock in any 30 day period and 10,000 shares of common stock on any single day.

The foregoing descriptions of the Offering, Subscription Agreement, Series A Warrants, Series B Warrants, Registration Rights Agreement and the Lock-Up Agreements and the Lock-Up/Leak-Out Agreement are qualified in their entirety by reference to the provisions of the Subscription Agreement, form of Series A Warrant, form of Series B Warrant, Registration Rights Agreement, the Lock-Up Agreement and the Lock-Up/Leak-Out Agreement filed as Exhibits 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 to this Report, respectively, which are incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 of this Report regarding the Securities Exchange, Reorganization and Spin-Out is incorporated herein by reference in its entirety.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Report, we acquired Luxeyard on the Closing Date pursuant to the Securities Exchange, which was accounted for as a recapitalization effected by a securities exchange.  Item 2.01(f) of Form 8-K provides that if the Company was a shell company, other than a business combination related shell company (as those terms are defined in Rule 12b-2 under the Exchange Act) immediately before the Securities Exchange, then the Company must disclose the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of the Company’s securities subject to the reporting requirements of Section 13 of the Exchange Act upon consummation of the Securities Exchange.

To the extent that the Company was deemed to be a shell company immediately before the Securities Exchange, we are providing below the information that we would be required to disclose on Form 10 under the Exchange Act if we were to file such form.  Please note that the information provided below relates to the combined Company after the acquisition of Luxeyard, except that information relating to periods prior to the date of the Securities Exchange relate only to Luxeyard unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Business Overview

We intend to function as a subscriber-based online marketplace for luxury home and other consumer related products whereby we intend to source products from merchants and offer those products  at deep discounts to retail prices to the subscribers  to our website via a “flash sale” or “daily deal”.  Initially, we plan to focus on household furnishings and goods such as furniture, accessories and bedding.  As our subscriber base and merchant selection increase, we expect to expand our offerings to include other consumer goods such as food and drinks, services and events, and gift cards.

The luxury merchandise industry is notorious for excess inventory and high margins and often suffers from a need to relinquish inventory at lower prices but without sacrificing brand image.  We seek to capitalize on this dilemma by offering luxury merchandisers an online marketplace for excess inventory that is well-designed, attractive to consumers of luxury items and that compliments merchants’ existing offerings but does not dilute the brand.  In so doing, we seek to negotiate deep discounts with merchandisers and send those deals to the subscribers to our website via email, our website and social networking platforms.  As we acquire additional subscribers, we expect the group buying power of our subscriber base to result in lower prices for our subscribers and an increased ability for our merchants to relinquish inventory.

We expect to launch our website in December 2011.

Our Corporate History and Background

We incorporated under the laws of the Delaware on December 31, 2007. From inception until the closing of the Securities Exchange, we sought to develop and commercialize a kosher certification service with a goal of becoming a leading kosher food certification organization.  During that time, we had no revenue and our operations were limited to capital formation, organization and development of our business plan.  As a result of the Securities Exchange, we ceased our prior operations and, through Luxeyard, we now operate as an e-commerce marketplace that connects merchants to consumers by offering luxury goods and services at a discount.

Luxeyard was organized as a limited liability company under the laws of Texas on April 20, 2011. Immediately prior to the closing of the Securities Exchange, Amir Mireskandari and Khaled Alattar were the members of Luxeyard.  Luxeyard’s operations to date have consisted of business formation, strategic development, marketing, website development, negotiations with merchandisers and capital raising activities.  Luxeyard anticipates that its website will launch in December 2011.

Acquisition of Luxeyard

On the Closing Date, we completed the Securities Exchange whereby we acquired all of the issued and outstanding membership interests of Luxeyard in exchange for 1,785,294 shares of our common stock which shares constituted approximately 52.43% of our issued and outstanding shares of common stock as of and immediately after the consummation of the Securities Exchange.

As a result of the Securities Exchange, Luxeyard became our wholly owned subsidiary and Amir Mireskandari and Khaled Alattar became our principal stockholders. The Securities Exchange was treated as a recapitalization effected through a securities exchange, with Luxeyard as the accounting acquirer and the Company the accounting acquiree.  Unless the context suggests otherwise, when we refer in this Report to business and financial information for periods prior to the consummation of the Securities Exchange, we are referring to the business and financial information of Luxeyard.

In connection with the Securities Exchange, Shalom and Bergman resigned as members of our Board of Directors and as officers of the Company, effective upon the closing of the Securities Exchange.  Also effective upon closing of the Securities Exchange, Amir Mireskandari and Braden Richter were appointed to fill the vacancies on our Board of Directors created by the resignations of Shalom and Bergman.  In addition, our Board of Directors appointed Mr. Richter as our President and Chief Executive Officer, Kevin Walker as our Chief Financial Officer, Chief Operating Officer and Secretary, Jerry Wilkerson as our Chief Technology and Information Officer and Joshua Thompson as our Chief Marketing Officer, all effective upon the closing of the Securities Exchange.

As a result of our acquisition of Luxeyard, Luxeyard became our wholly owned subsidiary and we have assumed the business and operations of Luxeyard.  We plan to change our name to more accurately reflect our new business operations.

Our Service

Each week we intend to conduct several “flash sale” events on our website in which we will feature merchandise from merchants at steep discounts to suggested retail prices.  At the beginning of each event, subscribers will receive an email describing the featured products and directing them to our website to participate.  We also intend to list each event on the subscriber homepage of our website.  Each event will remain on our site for three to five days, depending on demand and quantity offered.

In addition to flash sales, we also intend to feature a “deal of the day” whereby we will offer a single product on our website for a 24 hour period.  Similar to flash sales, our subscribers will receive email notifications when deals commence and will be able to view ongoing deals on the subscriber homepage.  Unlike other deal of the day models, subscribers are not required to purchase a minimum number of products before the deal becomes active.  Instead, as more subscribers participate in the deal, the purchase price will decrease.

Subscribers will purchase products directly through our website via credit card and, in most cases, products will ship directly from the merchant’s location to the subscriber.  We do not intend to function as a warehouse for any of the products we offer.

Our Strategy

Our objective is to become a premier web-based group buying retailer of luxury products at deep discounts to retail prices. Key elements of our strategy include the following:

Acquire and Retain Subscribers.  We believe a strong subscriber base is critical to the success of group buying platforms such as ours.  We believe that a large and loyal subscriber base will enable us to attract merchants, expand our product offerings, negotiate better terms for our deals and become more selective in our offerings.  We intend to focus on subscriber acquisition by sourcing subscribers through email, our website, social network campaigns and other channels.

Attract Merchants.  In addition to a strong subscriber base, we believe that attracting recognizable merchants is key to our success.  We believe that by offering products from recognizable merchants, we will be better able to acquire and retain subscribers.  In addition, we believe products from recognizable merchants are more likely to result in higher sales volumes.  We also believe that featuring a variety of merchants will make our overall offerings more attractive to our subscribers.  We have commenced negotiations with merchants and we expect to feature offerings from up to 15 different merchants upon the launch of our website.  As our subscriber base grows, we intend to identify and feature additional merchants.

Expand Product Offerings.  Initially, we plan to focus our offerings on household goods and related items.  However, as our subscriber base and merchant selection increase, we plan to expand our offerings to include other items and services.  We anticipate that by offering a broad scope of products to our subscribers, subscribers will in turn make a greater proportion of their overall purchases through us.

Low Cost Provider. As an e-commerce market place, we do not suffer from high overhead costs associated with traditional brick-and-mortar retailers.  Also, unlike several of our competitors, we do not intent to hold inventory or incur warehousing costs.  Instead, we expect to depend on merchants to fulfill orders directly with our subscribers.

Distribution

We plan to distribute our offerings directly to subscribers through email, our website, and social networks.

Email.  We will send emails containing descriptions of each week’s flash sales and each deal of the day.  Subscribers will be able to link directly from the email to the deals on our website to learn more and participate.

Websites.  Visitors will be prompted to register as a subscriber when they first visit our website and thereafter use the website as a portal to view, access and participate in our deals.

Social Networks.  We will publish our deals through various social networks such as Facebook and Twitter.  Notifications will be tailored to the particular format of each social networking platform.

Marketing

We intend to increase our visibility, build our brand and source subscribers through a variety of marketing initiatives, including search engine marketing, directory listing, social media marketing, referral programs and affiliate marketing, “pay per click” programs, news and reviews and email campaigns. We expect to launch our marketing campaign by the end of November 2011.

Search Engine Marketing. We intend to create an extensive keyword-rich home page and secondary pages to improve search engine rankings. We will first initiate an in-depth market analysis from which will reveal how the target audience and competitors currently interact online, who the key influencers are, and the ways to connect with our target audience in a transparent non-obtrusive fashion. Then we will seek to develop a understanding of how our business model, our target market, our competition, and our specific goals intersect and interact.  This critical business intelligence will focus on current and future trends in our industry. During this intelligence gathering we will also be able to specifically identify the underlying nature and extent of our business needs, competition, and desired outcome.  In addition we can identify any concerns we may have in regards to the types of development necessary for our web site, the effect of the marketing on our brand name, when we can expect results, and will also allow us to lay the strategic foundation for our ongoing social media marketing, pay per click and link building campaigns.

Social Media Marketing.  An effective social media marketing strategy involves strategic business intelligence gathering and a clear understanding of our industry, competitors and target market. Our social media identity and the venues in which we will create an extensive presence will be readily identified once we have clearly identified our target market and desired marketing approach. We will infiltrate various social media venues including but not limited to: social media sites such as Facebook and Twitter, trade organizations and associated blogs, RSS directories, discussion boards and forums, news/social aggregate sites, mashups, microblogging, online video and photo sharing, podcasting, product sharing, service sharing, public relations and social media releases, social networks, fan clubs, group applications, widgets, events and Wikipedia, where we will develop an extensive network of link building, bookmarking and tagging to our online destination. We will also develop and utilize our internal forum in the future so that our subscribers can review our deals on our website.

Link Building and Affiliate Marketing.  We believe that one of the hardest parts of web marketing is building link recognition. Obtaining massive numbers of relevant “referral links” has become one of the central focuses of web marketing strategy. The ideal mixture of link building options will be selected to craft a customized link plan made for long run return on investment and high ranking results. We plan to use the following methods to obtain more referral links, including directory submission, article submission, social bookmarking, blog and forum review, affiliate / strategic partner links and forum activity.

Pay Per Click Marketing Solution.  Pay per click and run of network keyword marketing solutions drive highly interested traffic that provides us with the member base we require. By purchasing the proper keywords, we will be able to attract the value-added traffic to reach the quality traffic that is actively looking for what we sell at the exact time they are looking to buy. We will utilize both top-tier and long-tail keywords to identify potential traffic sources. We will then create closely related keyword groups and convert keyword groups into advertisement groups. We create landing pages that are relevant to our keywords and advertisement text.

Directory Listing. We will submit the website to all available (both paid and unpaid) directories in order to increase our presence online, and the number of back-links pointing to our site.

News/Reviews/RSS. We plan to submit internally created and user driven and paid-for news articles, review and RSS feeds to associated websites, blogs and news agencies to increase our audience and increase the number of referral links driving traffic to and increase the rankings of our pages.

Email Campaigns. We will develop and increase our subscriber base through internal subscriber development and subscriber email lists acquisition. These email campaign will also alert existing subscribers of currents events or sales to increase sales from our existing customers.

Press Release. We will submit official press releases to appropriate agencies of all developments and milestones reach by us. This will increase our presence online and increase our ranking in search engine positions.

Operations

Our business operations are divided into the following core functions:

Identification of Luxury Deals

Sourcing.  We plan to feature the following types of products for our website:

•
Volume Discount Items – From time to time, merchants may have overstocked inventory or production lines that have excess capacity and therefore increase production that can be consumed regularly. These products are mostly cataloged, photography ready and have a market based pricing. We intend to seek discounts of 40-60% of regular wholesale prices with a minimum number of units guaranteed by the merchant; and

•
Discontinued Items – This category primarily targets distributors.  Products in this category may include excess inventory, retailer discontinued items and seasonal items.  We intend to contact such vendors seeking to dispose of such items on a mass scale; and

•
Original Equipment Manufacturers (OEM) – We intend to source products with established brands on an OEM basis, with a strong focus on the value proposition and at times exclusive products for our website.

Sourcing Process.  The process of sourcing our offerings includes the following:

•
Vendor Negotiations – Our team of buyers will negotiate price reductions to regular wholesale prices based on commitments for product depth.  We do not intend to offer products unless merchants are committed to significant price discounts.

•	Securing Product – Vendors will commit to availability of product when a product is featured. We will verify and confirm allocation or availability of products before featuring the product in a deal.
•
Price Comparisons – Our sourcing group will canvas retail and internet suppliers for price comparisons for similar products.  We do not intend to offer products unless there is a substantial discount to similar products.

•
Vendor Agreements – Vendor agreements play a crucial role in our business model. We leverage our group buying power to obtain extremely discounted pricing on luxury items. In order to successfully accomplish this, we must obtain agreements with our vendors before featuring the vendor’s products on our website. We do not anticipate that we will enter into formal agreements with our vendors. Instead, we intend to source products through individual purchase orders.

The E-Commerce Platform

We will post deals on our website, via email and on social network websites. Daily deals will be automatically sent to our subscribers, “tweeted” to our Twitter account and posted to our Facebook page.

Logistics & Shipping

Almost all items sold on our website will be shipped directly from vendors to customers. We will seek to coordinate deliveries through package and “less than truckload” (LTL) delivery companies to achieve savings in rates for our subscribers. Our customer service department will coordinate and monitor shipments from vendors to end users. Customers will be able to track shipments through our website.

Customer Service

We will have a dedicated customer services group with two primary functions. One is to answer questions about products, procedures and our business philosophy.  In addition, our customer service group will monitor shipments, delivery problems and handle other aspects of post purchase issues that may arise.  All customer returns will be sent directly to suppliers.  Customer service and accounting groups will coordinate this process.

Competition

In the past few years, the number of group buying sites has grown rapidly. The markets for the products that we offer are very competitive, are rapidly evolving and have relatively low barriers to entry. In addition to other online retailers, we compete with the physical stores, catalogs and websites of traditional offline retailers. Competition may increase in the future, which could require us to reduce prices, increase advertising expenditures or take other actions that may have an adverse effect on our operating results. We believe that competition in our market is based predominantly on:

•	price;
•	brand recognition;
•	product selection;
•	product availability;
•	ease-of-use of website; and
•	order delivery performance and customer service.

We will compete with a variety of group buying websites such as GroupOn.com, Gilte.com, OneKingsLane.com and Woot.com.  In addition we will compete with multi-category retailers such as Google.com, Amazon.com, Overstock.com and Wal-Mart and specialty retailers or manufacturers. Many of our competitors have greater brand recognition, longer operating histories, larger customer bases and significantly greater financial, marketing and other resources than we do. New technologies and the continued enhancement of existing technologies also may increase competitive pressures on our company.

We compete not only for subscribers, but also for favorable merchant selection and product allocations. Some of our competitors could enter into exclusive distribution arrangements with our merchants and deny us access to their products, devote greater resources to marketing and promotional campaigns and devote substantially more resources to their website and systems development than us. In addition, some merchants whose products will be offered on our website may also sell their products directly to end-users.

We believe that we will enjoy the following competitive advantages:

•
Our management team has a proven record of success in launching internet startups and a successful experience in the home furnishings industry.  Braden Richter, our President and Chief Executive Officer, has been an entrepreneur for over twenty-five years.  We believe his knowledge of design and sales strategy gleaned from previous experience with leading U.S. furniture retailers will help us gain success in the luxury group-buying markets and in our negotiations with merchants.

•
We intend to provide deeper discounts by delivering higher sales volume to merchants, thereby lowering prices for our subscribers.  We negotiate merchandise prices based on purchase or closeout volume and opportunity buys. Sourcing will be price sensitive and low mark-up margins are strictly enforced, so that subscribers will be benefit from low prices on our products.

•
We intend to position our brand as a luxury website and offer products on an “exclusive” or “limited” basis which we believe will make providers of high-end products more comfortable in featuring their products on our website at reduced prices.

•	To maximize sales and ensure positive cash flow, we plan to leverage viral digital media marketing avenues with a particular emphasis on the social aspect of group buying.

Government Regulation

We are subject to a number of laws and regulations that affect companies generally and specifically those conducting business on the internet, many of which are still evolving and could be interpreted in ways that could harm our business.  Existing and future laws and regulations may impede our growth. These regulations and laws may cover taxation, privacy, data protection, pricing, content, copyrights, distribution, mobile communications, electronic contracts and other communications, consumer protection, web services, the provision of online payment services, unencumbered internet access to our services, the design and operation of websites, and the characteristics and quality of products and services. It is not clear how existing laws governing issues such as property ownership, libel, and personal privacy apply to the internet, e-commerce, digital content and web services. Unfavorable regulations and laws could diminish the demand for our products and services and increase our cost of doing business.

Intellectual Property

We regard the protection of our copyrights, service marks, trademarks, trade secrets and other intellectual property rights as critical to our future success. We rely on various intellectual property laws and contractual restrictions to protect our proprietary rights in products and services. We have acquired and registered our domain names with regulatory bodies in an effort to protect these intellectual property rights. It is our policy to enter into confidentiality and invention assignment agreements with our employees and contractors and nondisclosure agreements with our suppliers and strategic partners in order to limit access to and disclosure of our proprietary information. We cannot assure you that these contractual arrangements or the other steps taken by us to protect our intellectual property will prove sufficient to prevent misappropriation of our technology or to deter independent third-party development of similar technologies.

Employees

As of the Closing Date, we had 11 full time employees and no part time employees.  From time to time, we may hire additional workers on a contract basis as the need arises.

RISK FACTORS

 An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline and you may lose all or part of your investment. See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Report.

Risks Related to Our Business

We have a history of operating losses and there can be no assurance that we can achieve or maintain profitability.

We have a history of operating losses and may not achieve or sustain profitability. We cannot guarantee that we will become profitable.  Even if we achieve profitability, given the competitive and evolving nature of the industry in which we operate, we may be unable to sustain or increase profitability and our failure to do so would adversely affect our business, including our ability to raise additional funds.

Our operating results may fluctuate significantly and our stock price could decline or fluctuate if our results do not meet the expectation of analysts or investors.

We expect to experience substantial variations in our net sales and operating results from quarter to quarter.  As a result of fluctuations in our revenue and operating expenses that may occur, we believe that period-to-period comparisons of our results of operations are not a good indication of our future performance. It is possible that in some future quarter or quarters, our operating results will be below the expectations of securities analysts or investors. In that case, our common stock price could fluctuate significantly or decline.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our financial statements as of August 31, 2011 have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has issued a report that included an explanatory paragraph referring to our recurring net losses and negative cash flows from operations and expressing substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, to generate additional revenue. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. We are continually evaluating opportunities to raise additional funds through public or private equity financings, as well as evaluating prospective business partners, and will continue to do so. However, if adequate funds are not available to us when we need it, and we are unable to enter into some form of strategic relationship that will give us access to additional cash resources, we will be required to even further curtail our operations which would, in turn, further raise substantial doubt about our ability to continue as a going concern.

If we fail to acquire and retain subscribers, our revenue and business will be harmed.

We expect to spend $1,280,000 on online marketing and advertising initiatives relating to subscriber acquisition for the next twelve months and expect to continue to spend significant amounts to acquire additional subscribers. We must acquire and retain subscribers that purchase our deals in order to increase revenue and achieve profitability. We cannot assure you that the revenue from subscribers we acquire will ultimately exceed the cost of acquiring subscribers. If consumers do not perceive our offers to be of high value and quality or if we fail to introduce new and more relevant deals, we may not be able to acquire or retain subscribers. If we are unable to acquire and retain subscribers who purchase our deals in numbers sufficient to grow our business, or if subscribers cease to purchase our deals, the revenue we generate may decrease and our operating results will be adversely affected.

Once our website becomes operational, we believe that new subscribers will originate from word-of-mouth and other non-paid referrals from other subscribers, and therefore we must ensure that our subscribers will remain loyal to our service in order to continue receiving those referrals. If our efforts to satisfy our subscribers are not successful, we may not be able to acquire new subscribers in sufficient numbers to grow our business or we may be required to incur significantly higher marketing expenses in order to acquire new subscribers. Further, we believe that our success is influenced by the level of communication and sharing among subscribers. If the level of usage by our subscriber base does not grow as expected, we may suffer a decline in subscriber growth or revenue. A failure to acquire subscribers or a significant decrease in the level of subscriber usage after or the launch of our website would have an adverse effect on our business, financial condition and results of operations.

If we fail to initially attract merchants or fail to add new merchants after the launch of our website, our revenue and business will be harmed.

We will depend on our ability to attract and retain merchants that are prepared to offer products or services on compelling terms through our marketplace. We currently do not have any long-term arrangements with the vendors to guarantee the availability of deals that offer attractive quality, value and variety to consumers or favorable payment terms to the Company.  We must attract and then retain merchants in order to generate and increase revenue and achieve profitability. If merchants do not find our marketing and promotional services effective or do not believe that utilizing our products provides them with a long-term increase in customers, revenue or profit, they may not make, or continue to make, offers through our marketplace. In addition, we may experience attrition in our merchants in the ordinary course of business resulting from several factors, including losses to competitors and merchant closures or bankruptcies. If we are unable to attract merchants in numbers sufficient to grow our business, or if too many merchants are unwilling to offer products or services with compelling terms through our marketplace or offer favorable payment terms to us, we may sell fewer deals and our operating results will be adversely affected.

If our efforts to market, advertise and promote products and services from our merchants are not successful, or if merchants do not believe that utilizing our services provides them with a long-term increase in customers, revenue or profit, we may not be able to attract and retain merchants in sufficient numbers to grow our business or we may be required to incur significantly higher marketing expenses or accept lower margins in order to attract merchants. A failure to attract merchants, a significant increase in merchant attrition or decrease in merchant growth would have an adverse effect on our business, financial condition and results of operation.

Our business is highly competitive.  Competition presents an ongoing threat to the success of our business.

The online group buying market is extremely competitive and we expect competition in e-commerce generally, and group buying in particular, to continue to increase because there are no significant barriers to entry. A substantial number of group buying sites that feature similar business models exist and may continue to emerge. In addition to such competitors, we expect to increasingly compete against other large internet and technology-based businesses, such as Amazon, Google and Microsoft, each of which has launched initiatives which are directly competitive to our business. We also expect to compete against other internet sites that are focused on specific communities or interests and offer discount arrangements related to such communities or interests. We also compete with traditional offline discount services, as well as newspapers, magazines and other traditional media companies who provide coupons and discounts on products and services.

We believe that our ability to compete depends upon many factors both within and beyond our control, including the following:

•	the size and composition of our subscriber base and the number of merchants we feature;
•	the timing and market acceptance of deals we offer, including the developments and enhancements to those deals offered by us or our competitors;
•	subscriber and merchant service and support efforts;
•	selling and marketing efforts;
•	ease of use, performance, price and reliability of services offered either by us or our competitors;
•	our ability to cost-effectively manage our operations; and
•	our reputation and brand strength relative to our competitors.

Many of our current and potential competitors have longer operating histories, significantly greater financial, marketing and other resources and larger subscriber bases than we do. These factors may allow our competitors to benefit from their existing customer or subscriber base with lower customer acquisition costs or to respond more quickly than we can to new or emerging technologies and changes in consumer habits. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build larger subscriber bases or generate revenue from their subscriber bases more effectively than we do. Our competitors may offer deals that are similar to the deals we offer or that achieve greater market acceptance than the deals we offer. This could attract subscribers away from our websites, reduce our market share and adversely impact our revenue. In addition, we are dependent on some of our existing or potential competitors for banner advertisements and other marketing initiatives to acquire new subscribers. Our ability to utilize their platforms to acquire new subscribers may be adversely affected if they choose to compete more directly with us.

If we are unable to retain favorable terms with our merchants, our revenue may be adversely affected.

The success of our business depends in part on our ability to attract, retain and increase the number of merchants who use our service.  If merchants decide that utilizing our services no longer provides an effective means of attracting new customers or selling their goods and services, they may demand a higher percentage of the gross billings from each deal sold. This would adversely affect our revenue.

In addition, some competitors may accept lower margins, or negative margins, to attract attention and acquire new subscribers. If competitors engage in group buying initiatives in which merchants receive a higher percentage of the gross billings than we offer, we may be forced to pay a higher percentage of the gross billings than we offer, which may reduce our revenue.

Our business relies heavily on email and other messaging services, and any restrictions on the sending of emails or messages or a decrease in subscriber willingness to receive messages could adversely affect our revenue and business.

Our business will be highly dependent upon email and other messaging services. Deals offered through emails and other messages sent by us, or on our behalf by our affiliates, are expected to generate a substantial portion of our revenue. Because of the importance of email and other messaging services to our businesses, if we are unable to successfully deliver emails or messages to our subscribers or potential subscribers, or if subscribers decline to open our emails or messages, our revenue and profitability would be adversely affected. Actions by third parties to block, impose restrictions on, or charge for the delivery of emails or other messages could also materially and adversely impact our business. From time to time, internet service providers block bulk email transmissions or otherwise experience technical difficulties that result in our inability to successfully deliver emails or other messages to third parties. In addition, our use of email and other messaging services to send communications about our website or other matters may result in legal claims against us, which if successful might limit or prohibit our ability to send emails or other messages. Any disruption or restriction on the distribution of emails or other messages or any increase in the associated costs would materially and adversely affect our revenue and profitability.

If our merchants do not meet the needs and expectations of our subscribers, our business could suffer.

Our business will depend on providing high-quality luxury deals, and our brand and reputation may be harmed by actions taken by merchants that are outside our control. Any shortcomings of one or more of our merchants, particularly with respect to delivery of products or an issue affecting the quality of the deal offered or the products or services sold, may be attributed by our subscribers to us, thus damaging our reputation, brand value and potentially affecting our results of operations. In addition, negative publicity and subscriber sentiment generated as a result of fraudulent or deceptive conduct by our merchants could damage our reputation, reduce our ability to attract new subscribers or retain our current subscribers, and diminish the value of our brand.

Our business depends substantially on the continuing efforts of our senior management and other key personnel, and our business may be severely disrupted if we lost their services.

Our future success heavily depends on the continued service of our senior management and other key employees. If one or more of our senior executives are unable or unwilling to continue to work for us in their present positions, we may have to spend a considerable amount of time and resources searching, recruiting, and integrating the replacements into our operations, which would substantially divert management’s attention from our business and severely disrupt our business. This may also adversely affect our ability to execute our business strategy. Moreover, if any of our senior executives joins a competitor or forms a competing company, we may lose customers, suppliers, know-how, and key employees.

Our senior management’s limited experience managing a publicly traded company may divert management’s attention from operations and harm our business.

Our senior management team has relatively limited experience managing a publicly traded company and complying with federal securities laws, including compliance with recently adopted disclosure requirements on a timely basis.  Our management will be required to design and implement appropriate programs and policies in responding to increased legal, regulatory compliance and reporting requirements, and any failure to do so could lead to the imposition of fines and penalties and harm our business.

We may be unable to attract and retain qualified, experienced, highly skilled personnel, which could adversely affect the implementation of our business plan.

Our success depends to a significant degree upon our ability to attract, retain and motivate skilled and qualified personnel. As we become a more mature company in the future, we may find our recruiting and retention efforts more challenging. We will be seeking to hire a significant number of personnel, including certain key management personnel. If we do not succeed in attracting, hiring and integrating excellent personnel, or retaining and motivating existing personnel, we may be unable to grow effectively. The loss of any key employee, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industries could harm our business.

Our business is impacted by general economic conditions and related uncertainties affecting markets in which we operate.

General economic conditions, in particular conditions that impact consumer spending and construction and industrial activity, could adversely impact our business. These conditions could result in reduced demand for our deals, increased order cancellations and returns, an increased risk of excess and obsolete inventories and increased pressure on the prices of our products.

Difficult economic conditions could also increase the risk of extending credit to our retailers. Although we believe that our use of a commercial factor reduces such risk, the factor may at any time terminate or limit its approval of shipments to a particular customer, and the likelihood of the factor doing so may increase as a result of current economic conditions.  Such an action by the factor could result in the loss of future sales to the affected customer.

We depend on the continued growth of online commerce.

The business of selling goods and services over the internet, particularly through coupons, is dynamic and relatively new. Concerns about fraud, privacy and other problems may discourage additional consumers and merchants from adopting the internet as a medium of commerce. In order to expand our subscriber base, we must appeal to and acquire subscribers who historically have used traditional means of commerce to purchase goods and services and may prefer internet analogues to our offerings, such as the retailer’s own website. If these consumers prove to be less active than our earlier subscribers, or we are unable to gain efficiencies in our operating costs, including our cost of acquiring new subscribers, our business could be adversely impacted.

Government regulation of the internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the internet and e-commerce. Existing and future regulations and laws could impede the growth of the internet or other online services. These regulations and laws may involve taxation, tariffs, subscriber privacy, anti-spam, data protection, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services and the characteristics and quality of services. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the internet as the vast majority of these laws were adopted prior to the advent of the internet and do not contemplate or address the unique issues raised by the internet or e-commerce. In addition, it is possible that governments of one or more countries may seek to censor content available on our websites and applications or may even attempt to completely block access to our websites. Adverse legal or regulatory developments could substantially harm our business. In particular, in the event that we are restricted, in whole or in part, from operating in one or more countries, our ability to retain or increase our subscriber base may be adversely affected and we may not be able to maintain or grow our revenue as anticipated.

Failure to comply with federal, state and international privacy laws and regulations, or the expansion of current or the enactment of new privacy laws or regulations, could adversely affect our business.

A variety of federal and state laws and regulations govern the collection, use, retention, sharing and security of consumer data. The existing privacy-related laws and regulations are evolving and subject to potentially differing interpretations. In addition, various federal, state and foreign legislative and regulatory bodies may expand current or enact new laws regarding privacy matters. For example, recently there have been Congressional hearings and increased attention to the capture and use of location-based information relating to users of smartphones and other mobile devices. We will post privacy policies and practices concerning the collection, use and disclosure of subscriber data on our websites and applications. Several internet companies have incurred penalties for failing to abide by the representations made in their privacy policies and practices. In addition, several states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or orders or other federal, state or international privacy or consumer protection-related laws, regulations or industry self-regulatory principles could result in claims, proceedings or actions against us by governmental entities or others or other liabilities, which could adversely affect our business. In addition, a failure or perceived failure to comply with industry standards or with our own privacy policies and practices could result in a loss of subscribers or merchants and adversely affect our business. Federal and state governmental authorities continue to evaluate the privacy implications inherent in the use of third-party web “cookies” for behavioral advertising. The regulation of these cookies and other current online advertising practices could adversely affect our business.

We may suffer liability as a result of information retrieved from or transmitted over the internet and claims related to our service offerings.

We may be, and in certain cases have been, sued for defamation, civil rights infringement, negligence, patent, copyright or trademark infringement, invasion of privacy, personal injury, product liability, breach of contract, unfair competition, discrimination, antitrust or other legal claims relating to information that is published or made available on our websites or service offerings we make available. In addition, we could incur significant costs in investigating and defending such claims, even if we ultimately are not found liable. If any of these events occurs, our net income could be materially and adversely affected.

We are subject to risks associated with information disseminated through our websites and applications, including consumer data, content that is produced by our staff and errors or omissions related to our product offerings. Such information, whether accurate or inaccurate, may result in our being sued by our merchants, subscribers or third parties and as a result our revenue and goodwill could be materially and adversely affected.

Our business depends on our ability to maintain and scale the network infrastructure necessary to operate our websites and applications, and any significant disruption in service on our websites or applications could result in a loss of subscribers, customers or merchants.

Subscribers access our deals through our websites. Our reputation and ability to acquire, retain and serve our subscribers and customers are dependent upon the reliable performance of our websites and the underlying network infrastructure. As our subscriber base and the amount of information shared on our websites continue to grow, we will need an increasing amount of network capacity and computing power. We have spent and expect to continue to spend substantial amounts on data centers and equipment and related network infrastructure to handle the traffic on our websites and applications. The operation of these systems is expensive and complex and could result in operational failures. In the event that our subscriber base or the amount of traffic on our websites grows more quickly than anticipated, we may be required to incur significant additional costs. Interruptions in these systems, whether due to system failures, computer viruses or physical or electronic break-ins, could affect the security or availability of our websites and applications, and prevent our subscribers from accessing our services. A substantial portion of our network infrastructure is hosted by third-party providers. Any disruption in these services or any failure of these providers to handle existing or increased traffic could significantly harm our business. Any financial or other difficulties these providers face may adversely affect our business, and we exercise little control over these providers, which increases our vulnerability to problems with the services they provide. If we do not maintain or expand our network infrastructure successfully or if we experience operational failures, we could lose current and potential subscribers and merchants, which could harm our operating results and financial condition.

Our business depends on the development and maintenance of the internet infrastructure.

The success of our services will depend largely on the development and maintenance of the internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security, as well as timely development of complementary products, for providing reliable internet access and services. The internet has experienced, and is likely to continue to experience, significant growth in the number of users and amount of traffic. The internet infrastructure may be unable to support such demands. In addition, increasing numbers of users, increasing bandwidth requirements or problems caused by viruses, worms, malware and similar programs may harm the performance of the internet. The backbone computers of the internet have been the targets of such programs. The internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of internet usage generally as well as the level of usage of our services, which could adversely impact our business.

We will incur increased costs as a result of being a public company.

We will face increased legal, accounting, administrative and other costs and expenses as a public company that we do not incur as a private company. The Sarbanes-Oxley Act of 2002, including the requirements of Section 404, as well as new rules and regulations subsequently implemented by the SEC, the Public Company Accounting Oversight Board (the “PCAOB”), impose additional reporting and other obligations on public companies. We expect that compliance with these public company requirements will increase our costs and make some activities more time-consuming. A number of those requirements will require us to carry out activities we have not done previously. For example, we will adopt new internal controls and disclosure controls and procedures. In addition, we will incur additional expenses associated with our SEC reporting requirements. Furthermore, if we identify any issues in complying with those requirements (for example, if we or our accountants identify a material weakness or significant deficiency in our internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect us, our reputation or investor perceptions of us. We also expect that it will be difficult and expensive to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. Advocacy efforts by stockholders and third parties may also prompt even more changes in corporate governance and reporting requirements. We expect that the additional reporting and other obligations imposed on us by these rules and regulations will increase our legal and financial compliance costs and the costs of our related legal, accounting and administrative activities significantly. These increased costs will require us to divert a significant amount of money that we could otherwise use to expand our business and achieve our strategic objectives.

Our ability to raise capital in the future may be limited, and our failure to raise capital when needed could prevent us from growing.

We may in the future be required to raise capital through public or private financing or other arrangements. Such financing may not be available on acceptable terms, or at all, and our failure to raise capital when needed could harm our business. Additional equity financing may dilute the interests of our common stockholders, and debt financing, if available, may involve restrictive covenants and could reduce our profitability. If we cannot raise funds on acceptable terms, we may not be able to grow our business or respond to competitive pressures.

Risks Related to Ownership of Our Common Stock

Amir Mireskandari and Khaled Alattar have voting control over matters submitted to a vote of the stockholders, and they may take actions that conflict with the interests of our other stockholders and holders of our debt securities.

Amir Mireskandari, the Chairman of our Board of Directors, and Khaled Alattar beneficially own shares of our outstanding common stock representing more than 50% of the votes eligible to be cast by stockholders in the election of directors and generally. Accordingly, Messrs. Mireskandari and Alattar have the power to control all matters requiring the approval of our stockholders, including the election of directors and the approval of mergers and other significant corporate transactions. The interests of Messrs. Mireskandari and Alattar and certain other stockholders may conflict with the interests of our other stockholders.

Our common stock has a limited trading market, which could affect your ability to sell shares of our common stock and the price you may receive for our common stock.

Our common stock is currently traded in the over-the-counter market and “bid” and “asked” quotations regularly appear on the OTC Bulletin Board under the symbol “TGRE.” There is only limited trading activity in our securities. We have a relatively small public float compared to the number of our shares outstanding. Accordingly, we cannot predict the extent to which investors’ interest in our common stock will provide an active and liquid trading market. Due to our limited public float, we may be vulnerable to investors taking a “short position” in our common stock, which would likely have a depressing effect on the price of our common stock and add increased volatility to our trading market.  The volatility of the market for our common stock could have a materially adverse effect on our business, results of operations and financial condition. There cannot be any guarantee that an active trading market for our securities will develop or, if such a market does develop, will be sustained. Accordingly, investors must be able to bear the financial risk of losing their entire investment in our common stock.

Our common stock is quoted only on The OTC Bulletin Board, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on The OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or The NASDAQ Stock Market. The quotation of our shares on The OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock, and could have a long-term adverse impact on our ability to raise capital in the future.

If we are unable to adequately fund our operations, we may be forced to voluntarily file for deregistration of our common stock with the SEC.

Compliance with the periodic reporting requirements required by the SEC consumes a considerable amount of both internal, as well external, resources and represents a significant cost for us.  We estimate that we will incur approximately $250,000 in costs in connection with compliance with the periodic reporting requirements required by the SEC on an annual basis.  If we are unable to continue to devote adequate funding and the resources needed to maintain such compliance, while continuing our operations, we may be forced to deregister with the SEC.  If we file for deregistration, our common stock will no longer be listed The OTC Bulletin Board, and it may suffer a decrease in or absence of liquidity as after the deregistration process is complete, our common stock will only be tradable on the “Pink Sheets.”

Because we became public by means of a “reverse merger,” we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. We cannot assure you that brokerage firms will want to conduct any secondary offerings on behalf of our company in the future.

The sale of securities by us in any equity or debt financing could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

Any sale of common stock by us in a future private placement offering could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock.  In addition, our business strategy may include expansion through internal growth, by acquiring subscribers email lists, or by establishing strategic relationships with targeted customers and vendor.  In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders’ stock ownership.  We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company and this could negatively impact our earnings and results of operations.

Future sales of our common stock in the public market could lower the price of our common stock and impair our ability to raise funds in future securities offerings.

Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price of our common stock and could make it more difficult for us to raise funds in the future through a public offering of its securities.

The market price of our common stock may be volatile and may be affected by market conditions beyond our control.

The market price of our common stock is subject to significant fluctuations in response to, among other factors:

•	variations in our operating results and market conditions specific to companies offering group-buying deals;
•	changes in financial estimates or recommendations by securities analysts;
•	the emergence of new competitors;
•	operating and market price performance of other companies that investors deem comparable;
•	changes in our board or management;
•	sales or purchases of our common stock by insiders;
•	commencement of, or involvement in, litigation;
•	changes in governmental regulations; and
•	general economic conditions and slow or negative growth of related markets.

In addition, if the market for stocks in our industry, or the stock market in general, experiences a loss of investor confidence, the market price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause the price of our common stock to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to the board of directors and management.

We do not intend to pay dividends for the foreseeable future, and you must rely on increases in the market prices of our common stock for returns on your investment.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our shares of common stock are “penny stock” and we are subject to Rule 15g-9 under the Exchange Act (the “Penny Stock Rule”). This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock was exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The information and financial data discussed below is derived from the audited financial statements of Luxeyard for its fiscal year ended August 31, 2011.  The audited financial statements of Luxeyard were prepared and presented in accordance with generally accepted accounting principles in the United States. The information and financial data discussed below is only a summary and should be read in conjunction with the historical financial statements and related notes of Luxeyard contained elsewhere in this Report. The financial statements contained elsewhere in this Report fully represent Luxeyard’s financial condition and operations; however, they are not indicative of the Company’s future performance.  See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Report.

The discussion below and financial statements contained elsewhere in this Report are based on Luxeyard’s fiscal year ended August 31, 2011.  Luxeyard intends to change its fiscal year end to Top Gear’s fiscal year end of December 31, 2011 following the Closing Date.

Overview

We intend to function as a subscriber-based online marketplace for luxury home and other consumer related products whereby we source products from merchants and offer those products through our website via a “flash sale” or “daily deal” to our subscribers at deep discounts to retail prices.  Initially, we plan to focus on household furnishings and goods such as furniture, accessories and bedding.  As our subscriber base and merchant selection increase, we expect to expand our offerings to include other consumer goods such as food and drinks, services and events, and gift cards.

Each week we intend to conduct several “flash sale” events on our website in which we will feature merchandise from merchants at steep discounts to suggested retail prices.  At the beginning of each event, subscribers will receive an email describing the featured products and directing them to our website to participate.  We also intend to list each event on the subscriber homepage of our website.  Each event will remain on our site for three to five days, depending on demand and quantity offered.

In addition to flash sales, we also intend to feature a “deal of the day” whereby we will offer a single product on our website for a 24 hour period.  Similar to flash sales, our subscribers will receive email notifications when deals commence and will be able to view ongoing deals on the subscriber homepage.  Unlike other deal of the day models, subscribers are not required to purchase a minimum number of products before the deal becomes active.  Instead, as more subscribers participate in the deal, the purchase price will decrease.

Subscribers will purchase products directly through our website via credit card and, in most cases, products will ship directly from the merchant’s location to the subscriber.  We do not intend to function as a warehouse for any of the products we offer.

In the fiscal year ended August 31, 2011, we had no revenue and our net loss was $6,467. As of August 31, 2011, we had total current assets of $1,753 and total current liabilities of $2,746.

There exists substantial doubt about our ability to continue as a going concern because we will be required to obtain additional capital in the future to continue our operations. Additionally, our independent auditors included an explanatory paragraph in their report on our consolidated financial statements included in this report that raises substantial doubt about our ability to continue as a going concern. No assurance can be given that any financing, if obtained, will be adequate to meet our capital needs. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, our operations would be materially negatively impacted. There is no assurance that capital in any form would be available to us, and if available, on terms and conditions that are acceptable.

Recent Developments

Acquisition of Luxeyard

On the Closing Date, we entered into the Exchange Agreement with (i) Shalom and Bergman, (ii) Luxeyard and (iii) the  Luxeyard Members  pursuant to which we acquired all of the membership interests of Luxeyard from the Luxeyard Members in exchange for the issuance of 1,785,294 shares of our common stock to the Luxeyard Members.  As a result of the Securities Exchange, Luxeyard became our wholly owned subsidiary and Amir Mireskandari and Khaled Alattar, the former Luxeyard Members, became our principal stockholders.  The Securities Exchange was accounted for as a recapitalization effected by a securities exchange, wherein Luxeyard is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of Luxeyard have been brought forward at their book value and no goodwill has been recognized.

Reorganization and Spin-Out of Top Gear Business

Prior to the Securities Exchange, we entered into the Contribution and Assumption Agreement with SpinCo pursuant to which we contributed all of our assets to SpinCo and SpinCo assumed all of our debts and other liabilities.  Immediately following these transactions, we entered into the Agreement of Sale with Shalom and Bergman pursuant to which we sold to Shalom and Bergman all of our interest in SpinCo in exchange for a total of 7,000,000 shares of our common stock held by Shalom and Bergman.  The shares of common stock acquired from Shalom and Bergman in the Spin-Out were cancelled following the Securities Exchange.

Financing Transaction

Immediately following the Securities Exchange, we completed the Offering of units consisting of an aggregate of (i) 185,294 shares of our common stock, (ii) Series A Warrants to purchase 92,647 shares of common stock which have a five-year term and an initial per share exercise price of $5.10, subject to adjustment as described below, and (iii) Series B Warrants to purchase 92,647 shares of common stock which have a five-year term and an initial per share exercise price of $10.20, subject to adjustment as described below.  The price per unit was $3.40 for an aggregate Purchase Price of $630,000. The units were offered and sold to the Subscribers in the Offering pursuant to a Subscription Agreement.  Bridge Notes in the aggregate principal amount of $217,500 were exchanged for units in the Offering and the Company paid $62,500 of the remaining principal amount of the Bridge Notes to the Bridge Investors out of the proceeds from the Offering.  As a result, the Bridge Notes are deemed to be cancelled and of no further force and effect.

Subject to certain exceptions, if at any time during the twelve (12) months following the closing of the Offering the Company issues or sells shares of its common stock at a price per share less than $5.10 (as adjusted for any stock dividend, stock split, stock combination or other similar transaction), the Company is required to promptly thereafter issue to each Subscriber following such new issuance that number of shares of its common stock equal to the greater of (I) zero and (II) the difference of (i) the quotient of (x) such Subscriber’s Purchase Price divided by (y) the price per share of the new issuance, less (ii) the number of shares of common stock previously issued to such Subscriber pursuant to the Subscription Agreement (as adjusted for any stock dividend, stock split, stock combination or other similar transaction).

The exercise prices of the Series A Warrants and Series B Warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes.  In addition, subject to certain exceptions, if at any time after the Closing Date, the Company issues or sells any shares of its common stock at a price per share less than the exercise price of the applicable Warrant, then immediately after such new issuance, the exercise price of the applicable Warrants then in effect shall be reduced to an amount equal to the price per share of such new issuance.  If the Warrants are not registered with the Securities Act, the Warrants can be exercised on a cashless basis.

In connection with the Offering, we entered into the Registration Rights Agreement with the Subscribers granting the Subscribers piggy-back registration rights with respect to the Shares and the Warrant Shares.

Our newly appointed executive officers and Khaled Alattar entered into the Lock-Up Agreements and Amir Mireskandari, our newly appointed Chairman, entered into a Lock-Up/Leak-Out Agreement, which prohibit or otherwise restrict the transfer of our capital stock by such persons.

The Company intends to effectuate a 17:1 Forward Split as soon as reasonably practicable following the closing of the Offering.  Accordingly, the equivalent price per share of the Shares immediately following the Forward Split shall be $0.20; (ii) the exercise price of the Series A Warrants immediately following the Forward Split (assuming no other adjustments to the exercise price of the Series A Warrants) shall be $0.30 per share; and (iii) the exercise price of the Series B Warrants immediately following the Forward Split (assuming no other adjustments to the exercise price of the Series B Warrants) shall be $0.60 per share.

Plan of Operation

We are a development stage company.  As of the Closing Date, our activities have been limited to business formation, strategic development, marketing, website development, negotiations with merchandisers and capital raising activities. We have begun discussions with vendors but have not entered into any formal agreements since we anticipate sourcing our products from vendors on a purchase order basis from time to time.  Accordingly, our operations have been minimal.  During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

•
We expect to launch our marketing campaign by the end of November 2011 to attract subscribers to our website. We intend to grow our subscriber base through marketing initiatives consisting of search engine optimization and marketing, directory listings, social media marketing, referral programs and affiliate marketing, pay per click market solutions, news and reviews, as well as email campaigns to increase our visibility and build our brand. We hope to reach at least six million subscribers by the end of 2013.

•	We expect to launch our website in December 2011 and to start generating revenues from the sales of our deals.
•
We expect to continue identifying and partnering with merchants to feature their products on our website.  We believe that featuring a variety of merchants will make our marketplace more attractive to subscribers.

•	We expect to expand our product offerings to include items in addition to household goods.

Over the next twelve months, we anticipate expenses of up to $3,800,000, including general, administrative and corporate expenses.  The extent of such expenses will depend upon the successful implementation of our financing strategy and the acceleration of our business plan accordingly.

We raised approximately $412,500 in gross proceeds in the Offering.  In addition, Bridge Notes in the principal amount of approximately $217,500 were exchanged for units in the Offering and $62,500 in Bridge Notes were paid out of the proceeds of the Offering.  Accordingly, we raised $350,000 in actual gross proceeds in the Offering after deducting the principal amount of Bridge Notes paid off at the closing of the Offering, but before deducting any expenses incurred by the Company in connection with the Offering.

We expect to finance our operations primarily through our existing cash, our operations and any future financing.  If we do not obtain additional funding, we will continue to operate on a reduced budget until such time as more capital is raised. We believe that we could operate with our current cash on hand while satisfying any shortfall in cash flow with income that will be generated after the launch of our website.  However, to effectively implement our business plan, we need to obtain financing.

If we obtain financing, we would expect to accelerate our business plan and increase our advertising and marketing budget, hire additional staff members, and increase our office space and operations all of which we believe would result in the generation revenue and development of our business.

Results of Operations

We have conducted minimal operations during the fiscal year ended August 31, 2011 and we have not generated any revenues during this period.  We had net losses of $6,467 for fiscal 2011. Our auditor has expressed doubt as to whether we will be able to continue to operate as a “going concern” due to the fact that the Company has had no revenues since inception and will need to raise capital to further its operations.

Liquidity and Capital Resources

As of August 31, 2011, we had cash of $1,753.  Our primary uses of cash were for marketing expenses, employee compensation, and working capital. The main sources of cash were from the proceeds from the Bridge Notes. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

•	An increase in working capital requirements,
•	Addition of administrative and sales personnel as the business grows,
•	Increases in advertising, public relations and sales promotions as we commence operations,
•	Development of new subscribers and market initiation, and
•	The cost of being a public company and the continued increase in costs due to governmental compliance activities.

The following summarizes the key components of the Company’s cash flows for the fiscal 2011:

Fiscal 2011
Cash flows used in operating activities	$(3,721)
Cash flows from investing activities	-
Cash flows from financing activities	5,474
Net increase in cash and cash equivalents	$1,753

We plan to fund our activities during the balance of fiscal 2011 and beyond through the sale of debt or equity securities or bank financing. We are subject to certain restrictions under the terms of the Subscription Agreement which could affect our ability to obtain additional financing. We cannot be certain that such funding will be available on acceptable terms, or available at all. To the extent that we raise additional funds by issuing debt or equity securities or through bank financing, our stockholders may experience significant dilution. If we are unable to raise funds when required or on acceptable terms, we may have to significantly scale back, or discontinue, our operations.

Going Concern

Our financial statements have been prepared on a going concern basis. As of August 31, 2011, we have not generated revenues since inception.  We expect to finance our operations primarily through our existing cash, our operations and any future financing.  However, there exists substantial doubt about our ability to continue as a going concern because we will be required to obtain additional capital in the future to continue our operations and there is no assurance that we will be able to obtain such capital, through equity or debt financing, or any combination thereof, or on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, our operations would be materially negatively impacted. Therefore, there is substantial doubt as to our ability to continue as a going concern. Our ability to complete additional offerings is dependent on the state of the debt and/or equity markets at the time of any proposed offering, and such market’s reception of the Company and the offering terms. There is no assurance that capital in any form would be available to us, and if available, on terms and conditions that are acceptable.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, sales or expenses, results of operations, liquidity or capital expenditures, or capital resources that are material to an investment in our securities.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Actual results could differ from those estimates.

Cash and Cash Equivalents

We consider cash on hand and demand deposits with original maturities of three months or less as cash and cash equivalents for the purpose of the statement of cash flows. As of August 31, 2011, we had $1,753 in cash.

Development Stage Company

We comply with Statement of Financial Accounting Standard ASC 915-15 and the Exchange Act for its characterization as a development stage company.

Recently Issued Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

DESCRIPTION OF PROPERTY

Our principal executive offices are located in 4063 Glencoe Ave., Suite A, Marina Del Rey, California 90292.  As of the Closing Date, the properties listed below represented our materially important facilities. We believe that our properties are generally suitable to meet our needs for the foreseeable future. However, we will continue to seek additional space as needed to satisfy our growth.

Description of Use	Square Footage	Location	Term	Rent
Corporate office facilities	2,000	Marina Del Rey , CA	From September 2011 through September 2012	$4,800

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of the Closing Date after giving effect to the Securities Exchange, Spin-Out and Offering for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group.  A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants or otherwise. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the Closing Date.  For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the Closing Date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 4063 Glencoe Ave., Suite A, Marina Del Rey, CA 90292.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock (1)
Amir Mireskandari (2)	1,027,495	(3)	28.54%
Braden Richter (4)	0		*	%
Kevin Walker (4)	0		*	%
Jerry Wilkerson (4)	0		*	%
Joshua Thompson (4)	0		*	%
All directors and executive officers as a group (5 persons) (5)	1,027,495		28.54%

Khaled Alattar (4)	834,270	(6)	23.05%

* Less than 1%

(1) Based on 3,590,588 shares of common stock issued and outstanding as of the Closing Date after giving effect to the Securities Exchange, Spin-Out and Offering.

(2) In connection with the closing of the Offering, Mr. Mireskandari entered into a Lock-Up/Leak-Out Agreement with the Company pursuant to which he is restricted from offering, pledging, selling, contracting to sell, selling any option or contracting to purchase, lend, transfer or otherwise dispose of any shares of common stock of the Company or any other securities convertible or exercisable for shares of the Company’s common stock for the nine month period following the closing of the Offering and for an additional nine months following such period, to limit any transfers to 50,000 shares of common stock in any 30 day period and 10,000 shares of common stock on any single day.

(3) Includes 4,924 shares of common stock underlying Series A Warrants and 4,924 shares of common stock underlying Series B Warrants issued to Mr. Mireskandari in the Offering that are immediately exercisable.

(4) In connection with the closing of the Offering, Messrs. Richter, Walker, Wilkerson, Thompson and Alattar entered into Lock-Up Agreements with the Company pursuant to which each is restricted from offering, pledging, selling, contracting to sell, selling any option or contracting to purchase, lend, transfer or otherwise dispose of any shares of common stock of the Company or any other securities convertible or exercisable for shares of the Company’s common stock for the eighteen month period following the closing Date.

(5) The Board of Directors, after reviewing the functions of all of our officers, both in terms of designated function and functions actually performed, has determined that Messrs. Richter, Walker, Wilkerson and Thompson are deemed to be officers or executive officers of the Company for reporting purposes under Item 403 of Regulation S-K of the Securities Act.

(6) Includes 14,194 shares of common stock underlying Series A Warrants and 14,194 shares of common stock underlying Series B Warrants issued to Mr. Alattar in the Offering that are immediately exercisable.

DIRECTORS AND EXECUTIVE OFFICERS

Effective upon the closing of the Securities Exchange, Shalom and Bergman resigned from our Board of Directors and as officers of the Company.  Also effective upon the closing of the Securities Exchange, Amir Mireskandari and Braden Richter were appointed to our Board of Directors to fill the vacancies created by the resignations of Shalom and Bergman.  In addition, our Board of Directors appointed Mr. Richter to serve as our President and Chief Executive Officer, Mr. Walker as our Chief Financial Officer, Chief Operating Officer and Secretary, Jerry Wilkerson as our Chief Technology and Information Officer and Joshua Thompson as our Chief Marketing Officer, all effective immediately upon the closing of the Securities Exchange.

The following sets forth information about our directors and executive officers as of the date of this Report and following the closing of the Securities Exchange:

Name	Age	Position
Amir Mireskandari	42	Chairman
Braden Richter	40	President, Chief Executive Officer and Director
Kevin Walker	41	Chief Financial Officer, Chief Operating Officer, Secretary and Director
Jerry Wilkerson	39	Chief Technology and Information Officer
Joshua Thompson	34	Chief Marketing Officer

Amir Mireskandari was appointed as Chairman of our Board of Directors on the Closing Date.  Mr. Mireskandari was formerly the controlling member of our subsidiary, Luxeyard, since its formation.  Mr. Mireskandari founded Miresco Investment Services in 1999 and currently serves as its President and Chief Executive Officer.  Miresco focuses on sales and distribution of home furnishings, distressed asset and distressed retail operations.  Mr. Mireskandari also serves as Chief Executive Officer of Retail Management Partners, a company formed in 2010 for the purpose of operating the concessions of the high-end home furnishings, accessories, rugs, and art departments of The Great Indoors, a division of Sears.  Mr. Mireskandari is also a member of the Board of Directors of The Lugano Group Incorporated, a FINRA broker-dealer that concentrates on frontier markets, which he co-founded in 1995.  The Lugano Group offers securities brokerage, financial advisory, and investment promotion services to global institutions.  Mr. Mireskandari also co serves as Chairman of the Board of Directors of Glenmont Ventures, a boutique private equity firm he co-founded 2009.  Mr. Mireskandari holds the FINRA General Securities Representative (Series 7) and Principal (Series 24), Financial and Operations Principal (Series 28), and Uniform Securities Agent (Series 63) licenses. He earned his BBA and MBA in International Business from George Washington University.  He completed postgraduate studies in Management at Harvard Business School.  We believe Mr. Mireskandari’s extensive experience in the luxury home furnishings industry and his capital markets knowledge will enable him to provide valuable insight as we seek to implement our business plan and raise capital to fund our operations.

Braden Richter was appointed President, Chief Executive Officer and Director of the Company on the Closing Date.  Mr. Richter has served as the President and Chief Executive Officer of our subsidiary, Luxeyard, since September 2011.  Prior to his engagement by Luxeyard, Mr. Richter served as President, Chief Executive Officer and/or as a member of the boards of directors of several privately held companies, including Archetype Design, Richter Furniture MFG and Richter Studio. He developed and personally designed trendsetting brands while managing factories with up to 2500 employees.  Mr. Richter currently serves on the board of directors for Archetype Design, a company he founded in 2009 which has become one of the largest furniture manufactures on the west coast.  Mr. Richter is also a partner and acting merchandise director of Jaxon International, a retail company based in Los Angeles.  We believe Mr. Richter’s twenty-year career in the home furnishing industry, his entrepreneurial spirit and his extensive experience in product designs and sale strategy will enable him to provide strong leadership and strategic vision to the Company.

Kevin Walker was appointed Chief Financial Officer, Chief Operating Officer and Secretary on the Closing Date.  Mr. Walker has served as Chief Financial Officer and Chief Operating Officer of our subsidiary, Luxeyard, since September 2011.  He has also served as President and Chief Executive Officer for Simple Beauty, a national beauty care company and has valuable experience and contacts in the beauty care industry.  He served as Chief Financial Officer of Calvin Klein Home from January 2009 to November 2010 and he also served as its Chief Operating Officer from January 2009 to February 2010. He spent eight years in the finance department at Ford Motor Company from May 1994 to June 2002.  He spent two years overseas in England, Western Europe and Asia for AE Goetze. Mr. Walker graduated from Madonna University with a Bachelor of Science degree in International Business and Economics in 1996 and he received an MBA degree in Finance from the University of Detroit in 1999.

Jerry Wilkerson was appointed Chief Technology and Information Officer of the Company on the Closing Date.  Mr. Wilkerson has served as chief technical & information officer of our subsidiary, Luxeyard, since September 2011.  He also owns his own retail ecommerce business since 2002.  Mr. Wilkerson brings us a wealth of knowledge and experiences in the web development and information technology sector.  Throughout his career, Mr. Wilkerson has been involved in various technology position and retail management along with familiarity with several ecommerce platforms.  Mr. Wilkerson has extensive Microsoft training along with in depth information technology training.  He has over twenty years’ experience in programming, focusing on web design, since 1999.

Joshua Thompson was appointed Chief Marketing Officer of the Company on the Closing Date.  Mr. Thompson has served as chief marketing officer of our subsidiary, Luxeyard, since September 2011.  He spent most of his early career in brand development and marketing at Legal Match from May 2001 through 2011.  Mr. Thompson has extensive experience in brand development and marketing campaigns.  He graduated from Humboldt State University with a Bachelor of Science degree in Business Administration in 2000.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our current directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Ethics

The former members of our Board of Directors adopted a Code of Ethics applicable to our principal executive, financial and accounting officers on January 13, 2011.  Although our newly appointed executive officers are subject to this Code of Ethics, the newly appointed members of our Board of Directors intends to adopt of new Code of Ethics.  However, no formal steps have been taken by the Board of Directors in this regard.

EXECUTIVE COMPENSATION

The following sets forth information with respect to the compensation awarded or paid to Braden Richter, our newly appointed President and Chief Executive Officer and Director, Kevin Walker, our newly appointed Chief Financial Officer, Chief Operating Officer and Secretary, Jerry Wilkerson, our newly appointed Chief Technology and Information Officer, Joshua Thompson, our newly appointed Chief Marketing Officer, Omri Amos Shalom, our former Director, Chief Executive Officer and Chief Financial Officer, and Akiva Bergman, our former Director and Secretary, for all services rendered in all capacities to us and our subsidiaries.  These executive officers are referred to as the “named executive officers” throughout this Report.

Messrs. Richter, Walker, Wilkerson and Thompson were appointed as executive officers, as applicable, on the Closing Date.  Likewise, Messrs. Shalom and Bergman resigned as members of our Board of Directors and as officers of the Company on the Closing Date.

The discussion below pertains to compensation awarded or paid by Luxeyard to Messrs. Richter, Walker, Wilkerson and Thompson with respect to Luxeyard’s fiscal year ended August 31, 2011 and compensation awarded or paid by the Company to Messrs. Shalom and Bergman with respect to the Company’s fiscal years ended December 31, 2010 and 2011.

Summary Compensation Table

The following table sets forth information regarding each element of compensation that paid or awarded to the named executive officers for the applicable fiscal years.

Name and Principal Position	Year	Salary($)	Bonus	All Other Compensation ($)	Total ($)
Braden Richter	2011	$0	$0	$0	$0
President and Chief Executive Officer	2010	$-	$-	$-	$-

Kevin Walker	2011	$0	$0	$0	$0
Chief Financial Officer, Chief Operating Officer	2010	$-	$-	$-	$-
and Secretary

Jerry Wilkerson	2011	$0	$0	$0	$0
Chief Technology and Information Officer	2010	$-	$-	$-	$-

Joshua Thompson	2011	$0	$0	$0	$0
Chief Marketing Officer	2010	$-	$-	$-	$-

Omri Amos Shalom	2011	$0	$0	$0	$0
Former Chief Executive Officer, Chief Financial	2010	$0	$0	$0	$0
Officer and Director

Akiva Bergman	2011	$0	$0	$0	$0
Former Secretary and Director	2010	$0	$0	$0	$0

Outstanding Equity Awards at Fiscal Year-End Table

Luxeyard has no outstanding equity awards as of the end of its fiscal year ended August 31, 2011. The Company had no outstanding equity awards as of the end of its fiscal year ended December 31, 2010.

Employment Agreements

We have not entered into employment agreements with any of our named executive officers.   The Company may choose in the future to enter into employment agreements with our executive officers, however no formal steps have been taken in this regard and there can be no guarantee that the Company and its executive officers will be able to reach agreement on the terms of such an agreement.

Compensation of Directors

The Company has not compensated any of its directors for service on the Board of Directors. Management directors are not compensated for their service as directors, however they may receive compensation for their services as employees of the Company. The compensation received by our management directors is shown in the “Summary Compensation Table” above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since the beginning of fiscal 2010, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds $120,000 and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

•
Pursuant to the Securities Exchange Agreement, on the Closing Date we issued 1,785,294 shares of our common stock to Amir Mireskandari and Khaled Alattar, the former members of Luxeyard.  Immediately following the Securities Exchange, Mireskandari and Alattar became our principal stockholders. Mr. Mireskandari was also appointed as the Chairman of our Board of Directors.

•
Pursuant to the Subscription Agreement, on the Closing Date we issued (i) 9,848 shares of our common stock to Mireskandari and 28,387 shares of our common stock to Alattar; (ii) Series A Warrants exercisable for 4,924 shares of our common stock to Mireskandari and Series A Warrants exercisable for 14,194 shares of our common stock to Alattar; and (iii) Series B Warrants exercisable for 4,924 shares of our common stock to Mireskandari and Series B Warrants exercisable for 14,194 shares of our common stock to Alattar.  In consideration for the purchase price for such securities, Mireskandari and Alattar delivered to the Company Bridge Notes in the aggregate principal amount of $115,000.  In addition, Mireskandari paid $15,000 in cash.

•
On the Closing Date, we entered into the Agreement of Sale with Shalom and Bergman pursuant to which we sold our equity interest in SpinCo to Shalom and Bergman in exchange for 7,000,000 shares of our common stock.

•
Prior to the Securities Exchange, Luxeyard and Mireskandari and Alattar entered into Bridge Notes in the aggregate principal amount of $115,000.  As set forth above, such Bridge Notes were exchanged for units in the Offering.

•
Prior to the Securities Exchange, loans from an individual who was a stockholder of the Company prior to the Securities Exchange amounted to $25,475. The loans were provided for working capital purposes, and are unsecured, non-interest bearing, and have no terms for repayment.

•	Prior to the closing of the Securities Exchange, our former president and director provided rent-free office space to the Company.

Director Independence

We do not have any independent directors. Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination.  NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the company;
•
the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•	a family member of the director is, or at any time during the past three years was, an executive officer of the company;
•
the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•
the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•
the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Mr. Mireskandari is not considered independent because he is a principal stockholder of the Company. Mr. Richter is not considered independent because he serves as an executive officer of the Company.

We do not currently have a separately designated audit, nominating or compensation committee.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been approved for quotation on The OTC Bulletin Board under the symbol “TGRE.”  However, no established public market exists for our common stock.  As of the Closing Date and after giving effect to the Securities Exchange, Spin-Out and Offering, 3,590,588 shares of our common stock were issued and outstanding.

The following sets forth the number of shares of common stock underlying warrants, options and other securities exercisable for or convertible into shares of our common stock as of the Closing Date: (i) the Series A Warrants are exercisable for an aggregate of 92,647 shares of our common stock at an exercise price of $5.10 per share; and (ii) the Series B Warrants are exercisable for an aggregate of 92,647 shares of our common stock at an exercise price of $10.20 per share.  Thus, as of the Closing Date, the exercise of all outstanding warrants and other securities to purchase shares of our common stock may, if exercised, result in the issuance of 185,294 shares of our common stock.

Of the 3,590,588 shares of our common stock issued and outstanding, 1,970,588 of such shares are restricted shares under the Securities Act.  None of these restricted shares are eligible for resale absent registration or an exemption from registration under the Securities Act.  As of the Closing Date, the exemption from registration provided by Rule 144 under the Securities Act is not available for these shares pursuant to Rule 144(i).

The Subscribers are entitled to certain piggy back registration rights with respect to the Shares and Warrant Shares.

Holders

As of the Closing Date and after giving effect to the Securities Exchange, Spin-Out and Offering, there were approximately 40 holders of record of our common stock, which does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our Board of Directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our Board of Directors has complete discretion on whether to pay dividends. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.  The Company intends to adopt an equity compensation plan in which its directors, officers, employees and consultants shall be eligible to participate.  However, no formal steps have been taken as of the date of this Report to adopt such a plan.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this Report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law (the “DGCL”) relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

Our authorized share capital consists of 100,000,000 shares of common stock, par value $0.0001 per share.  As of the Closing Date and after giving effect to the Securities Exchange, Spin-Out and Offering, 3,590,588 shares of our common stock were outstanding.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

•	general business conditions;
•	industry practice;
•	our financial condition and performance;
•	our future prospects;
•	our cash needs and capital investment plans;
•	our obligations to holders of any preferred stock we may issue;
•	income tax consequences; and
•	the restrictions Delaware and other applicable laws and our credit arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Warrants

In connection with the Offering, we issued Series A Warrants to purchase an aggregate of 92,647 shares of our common stock at an exercise price of $5.10 per share and Series B Warrants to purchase an aggregate of 92,647 shares of our common stock at an exercise price of $10.20 per share. Each Warrant entitles the holder to purchase one share of our common stock and is exercisable in whole or in part. The Warrants may be exercised at any time upon the election of the holder, beginning on the date of issuance and ending of the fifth anniversary of the closing of the Offering.

The exercise price and number of shares of common stock to be received upon the exercise of the Warrants are subject to adjustment upon the occurrence of certain events, such as stock splits, stock dividends or our recapitalization.  In addition, subject to certain exceptions, if at any time after the Closing Date, the Company issues or sells any shares of its common stock at a price per share less than the exercise price of the applicable Warrant, then immediately after such new issuance, the exercise price of the applicable Warrants then in effect shall be reduced to an amount equal to the price per share of such new issuance.  If the Warrants are not registered with the Securities Act, the Warrants can be exercised on a cashless basis.

Holders of Warrants do not have voting, pre-emptive, subscription or other rights of stockholders in respect of the Warrants, nor shall the holders be entitled to receive dividends from the Company.

Anti-Takeover Effects of Provisions of the DGCL and our Certificate of Incorporation and Bylaws

Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our Board of Directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

As of the Closing Date, we are not subject to Section 203 of the DGCL because we do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders and we have not elected by a provision in our original Certificate of Incorporation or any amendment thereto to be governed by Section 203. Unless we adopt an amendment of our Certificate of Incorporation by action of our stockholders expressly electing not to be governed by Section 203, we would generally become subject to Section 203 of the DGCL at such time that we have a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders, except that the restrictions contained in Section 203 would not apply if the business combination is with an interested stockholder who became an interested stockholder before the time that we have a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders.

Amendments to Our Certificate of Incorporation. Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

•	increase or decrease the aggregate number of authorized shares of such class;
•	increase or decrease the par value of the shares of such class; or
•	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Vacancies in the Board of Directors. Our bylaws provide that, subject to limitations, any vacancy occurring in our Board of Directors for any reason may be filled by a majority of the remaining members of our Board of Directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term of the other directors. Each such directors shall hold office until his or her successor is elected and qualified, or until the earlier of his or her death, resignation or removal.

Special Meetings of Stockholders. Under our bylaws, special meetings of stockholders may be called at any time by a majority of the members of the Board of Directors or by any officer instructed by the directors to call such a meeting. Under the DGCL, written notice of any special meeting must be given not less than 10 nor more than 60 days before the date of the special meeting to each stockholder entitled to vote at such meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our Board of Directors or a committee of our Board of Directors.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation will not provide for cumulative voting.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, such as a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of any actions by or in the right of the corporation, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our certificate of incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person for whom such person is the legal representative, is or was a director or officer of us or, while a director or officer of us, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans, against all liability and losses suffered and expenses (including attorneys’ fees) incurred by such person in connection with such action, suit or proceeding. Our certificate of incorporation also provides that we will pay the expenses incurred by a director or officer in defending any such proceeding in advance of its final disposition, subject to such person providing us with specified undertakings. Notwithstanding the foregoing, our certificate of incorporation provides that we shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by our Board of Directors. These rights are not exclusive of any other right that any person may have or may acquire under any statute, provision of our certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise. No amendment, modification or repeal of those provisions will in any way adversely affect any right or protection under those provisions of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Our certificate of incorporation also permits us to secure and maintain insurance on behalf of any of our directors, officers, employees or agents and each person who is, or was, serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise for any liability asserted against and incurred by such person in any such capacity. We intend to obtain directors’ and officers’ liability insurance providing coverage to our directors and officers.

Delaware law also authorizes Delaware corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director’s fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Delaware law authorizes, directors of Delaware corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables Delaware corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of our directors to us and our stockholders to the fullest extent Delaware law permits. Specifically, no director will be personally liable for monetary damages for any breach of the director’s fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and
•	for any transaction from which the director derived an improper personal benefit.

This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Reference is made to the disclosure set forth under Item 4.01 of this Report, which disclosure is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

The shares of common stock issued to the former members of Luxeyard in connection with the Securities Exchange were offered and sold in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offerees and us.

The securities were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act.  The Company made this determination based on the representations of the investors which included, in pertinent part, that each such investor was an “accredited investor” within the meaning of Rule 501 of Regulation D and upon such further representations from each investor that (i) such investor is acquiring the securities for its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) such investor agrees not to sell or otherwise transfer the purchased securities or shares underlying such securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) such investor has knowledge and experience in financial and business matters such that such investor is capable of evaluating the merits and risks of an investment in us, (iv) such investor  had access to all of the Company’s documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the Offering and to obtain any additional information which the Company possessed or was able to acquire without unreasonable effort and expense, and (v) such investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

Item 4.01	Changes in Registrant’s Certifying Accountant.

Dismissal of Previous Independent Registered Public Accounting Firm

On the Closing Date, our Board of Directors approved the dismissal of Weinberg & Baer LLC (“Weinberg”) as our independent auditor, effective immediately.

Weinberg’s reports on our financial statements as of and for the fiscal years ended December 31, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.  However, the reports of Weinberg stated that there is substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2010 and 2009 and through Weinberg’s dismissal on the Closing Date, there were (1) no disagreements with Weinberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Weinberg, would have caused Weinberg to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

We furnished Weinberg with a copy of this disclosure on the Closing Date, providing Weinberg with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree.  A copy of Weinberg’s letter to the SEC is filed as Exhibit 16.1 to this Report.

Engagement of New Independent Registered Public Accounting Firm

Concurrent with the decision to dismiss Weinberg as our independent auditor, the Board of Directors appointed MaloneBailey, LLP (“MaloneBailey”) as our independent auditor.

During the years ended December 31, 2010 and 2009 and through the date hereof, neither the Company nor anyone acting on its behalf consulted MaloneBailey with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Friedman concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 5.01	Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the Securities Exchange and immediately prior to the closing of the Offering, Amir Mireskandari and Khaled Alattar owned an aggregate of 1,785,294 shares, or 52.43% of our total outstanding shares of common stock and the total voting power of all of our outstanding voting securities.  Following the closing of the Offering, Mireskandari and Alattar own an aggregate of 1,823,529 shares, or 50.79%, of our total outstanding shares of common stock and the total voting power of all of our outstanding voting securities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Closing Date, Shalom and Bergman submitted resignation letters pursuant to which each resigned as directors and officers of the Company, effective upon the closing of the Securities Exchange. The resignations of Shalom and Bergman were not in connection with any known disagreement with us on any matter.

On the Closing Date, Amir Mireskandari and Kevin Walker were appointed by our Board of Directors to fill the vacancies created by the resignations of Shalom and Bergman, effective upon the closing of the Securities Exchange.

On the Closing Date, our Board of Directors appointed Mr. Richter as our President and Chief Executive Officer, Kevin Walker as our Chief Financial Officer, Chief Operating Officer and Secretary, Jerry Wilkerson as our Chief Technology and Information Officer and Joshua Thompson as our Chief Marketing Officer, effective  upon the closing of the Securities Exchange.

For certain biographical and other information regarding Messrs. Mireskandari, Richter, Walker, Wilkerson and Thompson, see the disclosure under “Item 2.01—Directors and Executive Officers” of this Report, which disclosure is incorporated herein by reference.

Item 5.06	Change in Shell Company Status.

To the extent we are deemed to be a shell company prior to the closing of the Securities Exchange, reference is made to the disclosure set forth under Items 2.01 and 5.01 of this Report, which disclosure is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Acting by majority written consent in lieu of a special meeting executed on the Closing Date, the holders of 7,000,000 shares of the Company’s common stock, which represented approximately 81.2% of the then-outstanding shares of the Company’s common stock, approved the Reorganization and adopted the Contribution and Assignment Agreement.

Acting by majority written consent in lieu of a special meeting executed on the Closing Date, the holders of 7,000,000 shares of the Company’s common stock, which then represented approximately 81% of the then-outstanding shares of the Company’s common stock, approved the Spin-Out and adopted the Agreement of Sale.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Filed herewith as Exhibit 99.1 to this Report and incorporated herein by reference are the Consolidated Financial Statements for the year ended August 31, 2011 for LY Retail, LLC.

(b)	Pro Forma Financial Information.

Filed herewith as Exhibit 99.2 to this Report and incorporated herein by reference is unaudited pro forma combined financial information of Top Gear Inc. and its subsidiaries.

(c)	Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)	Exhibits.

Certain of the agreements filed as exhibits to this Report contain representations and warranties by the parties to the agreements that have been made solely for the benefit of the parties to the agreement. These representations and warranties:

•	may have been qualified by disclosures that were made to the other parties in connection with the negotiation of the agreements, which disclosures are not necessarily reflected in the agreements;
•	may apply standards of materiality that differ from those of a reasonable investor; and
•	were made only as of specified dates contained in the agreements and are subject to subsequent developments and changed circumstances.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date that these representations and warranties were made or at any other time. Investors should not rely on them as statements of fact.

Exhibit Number		Description
2.1		Securities Exchange Agreement, dated November 8, 2011, by and among the Company, Omri Amos Shalom, Ankiva Bergman, LY Retail, LLC, Amir Mireskandari and Khaled Alattar
3.1		Articles of Incorporation [incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 filed with the SEC on July 12, 2010]
3.2		Bylaws [incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1 filed with the SEC on July 12, 2010]
10.1		Contribution and Assumption Agreement, dated November 8, 2011, by and between the Company and TGRE SubCo, LLC
10.2		Agreement of Sale, dated November 8, 2011, by and among the Company, Omri Amos Shalom and Ankiva Bergman
10.3		Subscription Agreement dated November 8, 2011
10.4		Form of Series A Warrant dated November 8, 2011
10.5		Form of Series B Warrant dated November 8, 2011
10.6		Registration Rights Agreement dated November 8, 2011
10.7	(a)	Lock Up Agreement with Braden Richter dated November 8, 2011
	(b)	Lock Up Agreement with Kevin Walker dated November 8, 2011
	(c)	Lock Up Agreement with Joshua Thompson dated November 8, 2011
	(d)	Lock Up Agreement with Jerry Wilkerson dated November 8, 2011
	(e)	Lock Up Agreement with Khaled Alattar dated November 8, 2011
10.8		Lock Up/Leak Out Agreement with Amir Mireskandari dated November 8, 2011
16.1		Letter from Weinberg & Baer LLC
99.1		Consolidated Financial Statements for the year ended August 31, 2011 and 2010 for LY Retail, LLC
99.2		Unaudited Pro Forma Combined Financial Information of Top Gear Inc. and its subsidiaries

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2011	TOP GEAR INC.

	By:	/s/ Braden Richter
Braden Richter
President and Chief Executive Officer